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                                                                EXHIBIT 10.2(a)
                   [NELSON-BOURDAGES, INC., P.S. LETTERHEAD]
October 24, 1996

Inland Casino Corporation
c/o Julie Lawton
Lawton Architectural Group
5588 Canfield Place N.
Seattle, WA 98109

Dear Mr. Lawton:

RE:     Klamath Falls Casino
        Inland Casino Corporation
        Chiloquin, Oregon

We are pleased to present this proposal for structural engineering consulting services.

A.      Project Description:

        Proposed 19,000 sf gaming facility, as defined in a preliminary floor plan and site plan prepared by the Lawton Architectural Group dated 10/17/96.

        Building materials are understood to be:

        o  Pre-manufactured metal building
        o  Conventional and shallow foundation
        o  Slab on grade that is supported by an adequate subgrade

B.      Scope of Work:

        Structural engineering consulting services.

        B.1     Contract Document Phase

                Task 1 Prepare structural engineering contract documents in accordance with the Uniform Building Code for the following elements:

                        a.  cast in place foundation and slab on grade
                        b.  soffit framing
                        c.  stage platform
                        d.  interior timber pole supports

                Contract Documents shall comprise all documents related to the project, issued by or through Nelson-Bourdages, Inc., P.S., including the plans, drawings, calculations, specifications and schedules, and variations and modifications thereto approved by Nelson-Bourdages, Inc., P.S.

                Task 2 Coordinate concrete/steel interface details with the metal building manufacturer.

                Task 3 Response to plan review comments prepared by the local Building Official.


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Revised Klamath Falls Casino Structural Proposal
October 24, 1996
Page 2


        B.2     Construction Phase.

                Task 1  Review the following submittals

                        a. rebar shop drawings
                        b. structural steel shop drawings for work prepared
                           by NB
                        c. concrete design mixes

                Task 2 Construction support. Respond to field questions, revisions and clarifications.

                Task 3  Site visits and reports.


C.      Payment of Fees:

        C.1     Fee Schedule. Professional services related to item:

                Contract Document Phase

                Task 1

                Schematic Design Phase......... $ 3,300
                Design Development Phase....... $ 4,700
                Contract Document Phase........ $ 4,300
                Bidding Phase.................. $   270
                                                -------
                      Total.................... $12,570

                Task 2 (Coordination).......... $   800.
                Task 3 (Plan check response)......hourly, not to exceed $1,200.

                Construction Phase

                Task 1 (submittal review)...... $   600.
                Task 2 (technical support)........hourly, not to exceed $1,600.
                Task 3 (site visits)..............hourly, plus expenses.

        C.2     Hourly Rate Schedule:

                Principal.......... $95
                Engineers..........  82
                CAD Drafters.......  50
                Administrative.....  32

        C.3     Terms:

                The Client shall pay to the Engineer when invoiced for the services set forth in the Agreement. The Engineer's accounts are due when presented and accounts overdue shall bear a service charge of 1.5 percent per month. Delay of payment may affect project schedule.


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Revised Klamath Falls Casino Structural Proposal
October 24, 1996
Page 3


D.      Additional Services:

        The work noted above is for a one time performance only. Additional work or redesign occasioned by others shall constitute additional services, and are to be reimbursed on an hourly basis. Additional services shall not be executed without authorization.

E.      Ownership of Documents:

        See attached Exhibit A.


F.      Reimbursable Expenses:

        See attached Exhibit A.


G.      Transfer of Electronic Media:

        See attached Exhibit B.


This concludes our proposal for structural engineering consulting services. These terms are valid for 60 days. Should you find these documents acceptable, we will submit a contract for signature. We thank you for this opportunity and look forward to working with you again.

Sincerely,

/s/ ROBERT BOURDAGES
-----------------------------
Robert Bourdages, P.E.
President
Nelson-Bourdages, Inc., P.S.


ACCEPTED BY: /s/  DUNCAN EDWARDS                     10-28-96
            ----------------------------           --------------
FOR:        Inland Casino Corporation                  DATE:

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Revised Klamath Falls Casino Civil Engineering Proposal
October 24, 1996
Page 5

EXHIBIT "A":

OWNERSHIP OF DOCUMENTS:

Contract documents, as instruments of professional service, are and shall remain the property of the Engineer, whether the Project for which they are made is executed or not. The Client shall be permitted to retain copies, including reproducible copies, of plans and specifications for information and reference. The plans and the contract documents shall not be used by the Client on other projects, for additions to the Project, or for completion of this Project by others except by agreement in writing and with appropriate compensation to the Engineer.

REIMBURSABLE EXPENSES:

Reimbursable Expenses shall be billed to and paid by Client directly for expenses with a ten percent mark-up by Engineer for handling. Reimbursable Expenses shall be defined as the actual expenses incurred by Engineer or Engineer's independent professional associates or consultants, directly or indirectly in connection with the Project, such as expenses for: transportation, obtaining bids or proposals from Contractor(s), toll telephone calls and deliveries, "FAX" telephone transmissions, deliveries, reproduction of reports, electrostatic plotting beyond one progress and one final plot, Drawings, Specifications, Bidding Documents, and similar Project-related items. Blue prints shall be charged at 0.20 cents per square foot.


PLEASE INITIAL: /s/ DUNCAN EDWARDS             Date 10-28-96
                ------------------             --------------
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Revised Klamath Falls Casino Structural Proposal
October 24, 1996
Page 6

                                  Exhibit "B"


                     NELSON-BOURDAGES INC., P.S. (Engineer)
                         512 6th Street South Suite 202
                               Kirkland, WA 98033

                                October 24, 1996


                TRANSFER OF AUTOCAD FILES FROM ENGINEER TO USER


The user recognizes that changes or modifications to the Engineer's instruments of professional service introduced by anyone other than the Engineer may result in adverse consequences which the Engineer can neither predict nor control. Therefore, and in consideration of the Engineer's agreement to deliver its instruments of professional service in machine readable form, the User agrees to the fullest extent permitted by law, to hold harmless and indemnify the Engineer from and against all claims, liabilities, losses, damages, and costs, including, but not limited to attorney's fees arising out of or in any way connected with the modification, misinterpretation, misuse, or reuse by others of the machine readable information and data provided by the Engineer under this Agreement. The foregoing indemnification applies, without limitation, to any use of the project documentation on other projects, for additions to this project, or for completion of this project by others, excepting only such use as may be authorized, in writing, by the Engineer. Transfer fee shall be $100.00 a disk.

ACCEPTED

/s/ DUNCAN EDWARDS                  10-28-96
------------------------        ------------------------
USER                                      DATE

REPRESENTING:   Inland Casino Corp.
                ----------------------------------------------------

NAME OF BUSINESS  __________________________________________________

ADDRESS  ___________________________________________________________

PROJECT NAME  Klamath Falls Casino      NB JOB #  F896088
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